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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Champion Healthcare Corporation, on Form S-3 (File No. 33-________) of our report dated March 30, 1995, on our audits of the consolidated financial statements of Champion Healthcare Corporation. We also consent to the reference to our firm under the caption "Experts."

                                                     Coopers & Lybrand, L.L.P.

Houston, Texas
August 14, 1995